LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS 130/30 U.S. LARGE
CAP EQUITY FUND


Sub-Item 77Q1

Registrant incorporates by reference
Registrant's Amended Shareholder
Services and Distribution Plan filed
August 24, 2007.
(Accession No. 0001193125-07-189016)